Exhibit 10.3

TG-17, INC.

AMENDED AND RESTATED SUB-PLAN: ISRAEL

TO THE AMENDED AND RESTATED 2017 EQUITY PLAN

1.	GENERAL

This sub-plan (the “Sub-Plan”) shall apply only to participants who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax (hereinafter referred to as “Optionee”). The provisions specified hereunder shall form an integral part of the Amended and Restated 2017 Equity Plan of TG-17, Inc. (hereinafter: the “Plan”), which applies to the issuance of options to purchase Shares of Common Stock of TG-17, Inc. (hereinafter: the “Company”).

This Sub-Plan is to be read as a continuation of the Plan and only modifies options granted to Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Sub-Plan does not add to or modify the Plan in respect of any other category of optionees.

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail. For avoidance of doubt, Section 9 of the Plan are incorporated herein by reference. The Board at any time and from time to time may suspend, terminate, modify or amend this Sub-Plan, whether retroactively or prospectively. Any amendment effected in accordance with the aforementioned shall be binding upon all Optionees and all Options and Shares, whether granted prior to or after the date of such amendment, and without the need to obtain the consent of any Optionee.

Any capitalized terms not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3	“Capital Gain Option (CGO)” as defined in Section 4.4 below.

2.4	“Companies Law” means the Israeli Companies Law 5759-1999 and the regulations thereunder, as may be amended from time to time.

2.5	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.6	“Employee” means a person who is employed by the Company or its Affiliates in accordance with the provisions of Section 102(a) of the Ordinance, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

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2.7	“Exercise Price” shall have the meaning ascribed to it in the Plan, except that for the purposes of this Sub-Plan, the Exercise Price may be lower than 100% of the Fair Market Value, at the discretion of the Board.

2.8	“Fair Market Value”: shall have the same interpretation as the interpretation given to such term in the Plan.

2.9	“IPO” means the initial public offering of the Company’s securities.

2.10	“ITA” means the Israeli Tax Authorities.

2.11	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.12	“Ordinary Income Option (OIO)” as defined in Section 4.5 below.

2.13	“Option” means an option to purchase one or more Shares of Common Stock of the Company pursuant to the Plan and this Sub-Plan.

2.14	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.15	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.16	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.17	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.18	“Option Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Option granted under the Plan, which is subject to the terms and conditions of the Plan and Sub-Plan.

2.19	“Trustee” means any entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.20	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	DESIGNATION OF PARTICIPANTS

3.1	The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options.

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3.2	Anything in the Plan to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

4.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

4.1	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

4.2	The grant of Approved 102 Options shall be made under this Sub-Plan adopted by the Board of Directors (the “Board”), and shall be conditioned upon the approval of this Sub-Plan by the ITA.

4.3	Approved 102 Options may either be classified as Capital Gain Options (“CGO”) or Ordinary Income Options (“OIO”).

4.4	Approved 102 Options elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance shall be referred to herein as CGO.

4.5	Approved 102 Options elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance shall be referred to herein as OIO.

4.6	The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the date of grant of an Approved 102 Option. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

4.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 5 below.

4.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

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4.9	With regards to Approved 102 Options, the provisions of the Plan and/or this Sub-Plan and/or the Award Agreement shall be subject to the provisions of Section 102 and the applicable tax assessing officer’s (from the ITA) permit and/or any tax ruling provided by the ITA, and the said provisions, permit and tax ruling shall be deemed an integral part of the Plan and/or of this Sub-Plan and of the Award Agreement. Any provision of Section 102 and/or the said permit and/or tax ruling which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan and/or the Sub-Plan and/ or the Award Agreement, shall be considered binding upon the Company and the Optionees.

5.	TRUSTEE

5.1	Approved 102 Options which shall be granted under this Sub-Plan and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other securities received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder, including the abovementioned tax ruling, if any (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

5.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to Optionee and/or any Shares allocated or issued upon exercise of such Options.

5.3	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder and/or any applicable tax ruling shall apply to and shall be borne by such Optionee.

5.4	Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Sub-Plan, or any Approved 102 Option or Share granted to the Optionee thereunder.

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6.	THE OPTIONS

6.1	The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Award Agreement to be executed pursuant to the Plan and this Sub-Plan. Each Award Agreement shall state, among other matters, the name, identification number and address of the Optionee, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting dates and the Exercise Price per Share, the expiration date and such other terms and conditions as the Board or Committee in its discretion may prescribe, provided that they are consistent with this Sub-Plan.

6.2	To the extent the Optionee elects to exercise its options and until the consummation of an IPO, such Shares (and/or other securities of the Company such Shares may be converted into and/or replaced thereby) shall be voted by an irrevocable proxy and power of attorney by the Optionee or the Trustee (if so requested from the Trustee) (the “Proxy”) to the Board pursuant to the directions of the Board, which shall designate such person or persons (with a right of substitution) from time to time as determined by the Board (and in the absence of such determination, the CEO of the Company, ex officio). The Trustee is deemed to be instructed by the Optionee to sign such proxy, as requested by the Company. The Proxy shall entitle the holder thereof to receive notices, vote and take such other actions in respect of the Shares and/or other securities of the Company such Shares may be converted into and/or replaced thereby. Any person holding or exercising such voting proxies shall do so solely in his/her capacity as the proxy holder and not individually. All Options granted hereunder shall be conditioned upon the execution of such Proxy in substantially the form prescribed by the Board from time to time. So long as any such Shares (and/or other securities of the Company such Shares may be converted into and/or replaced thereby) are subject to such Proxy or held by a Trustee (and unless a Proxy was given by the Trustee as aforesaid): (i) in any meeting or written consent in lieu thereof of the holders of Shares (and/or other securities of the Company such Shares may be converted into and/or replaced thereby), such shall be voted by the Proxy holder (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the vote at the meeting (or written consent in lieu thereof) in respect of which such are being voted (whether an extraordinary or annual or class meeting), and (ii) or in any act or consent of Shares under the Company’s Certificate of Incorporation and/or Bylaws, as amended from time to time, or otherwise, such Shares shall be cast by the Proxy (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the Shares act or consent. The provisions of this Section shall apply to the Optionee and to any purchaser, assignee or transferee of any Shares. Such person or persons designated by the Board as the Proxy holder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such holder’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s incorporation documents, any agreement, insurance policy or otherwise.

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7.	EXERCISE OF OPTIONS

7.1	Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company in the applicable Award Agreement or otherwise, and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company’s or the Representative’s principal office, pursuant and subject to the aforementioned terms. The notice shall specify the number of Shares with respect to which the Option is being exercised.

7.2	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

8.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the Award Agreement, the provisions of the Company’s incorporation documents, including, but not limited to, the Certificate of Incorporation and Bylaws (and all amendments thereto) and other stockholder agreements, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder, and any applicable tax ruling.

9.	ASSIGNABILITY AND SALE OF OPTIONS

9.1	Notwithstanding any other provision of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

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Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

9.2	As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal and shall not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

10.	GOVERNING LAW & JURISDICTION

This Sub-Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel without giving effect to the principles of conflict of laws. The competent courts of Tel Aviv, Israel, shall have sole jurisdiction in any matters pertaining to this Sub-Plan.

11.	TAX CONSEQUENCES

11.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable tax rulings, laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

11.2	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Optionee until all required payments have been fully made.

11.3	THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY OPTION AND/OR SHARE SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY OPTION AND/OR SHARE IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE OPTION AND/OR SHARE WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY TYPE OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY THE OPTION AND/OR SHARE WITH THE REQUIREMENT OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR ANY OF ITS AFFILIATES THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE OPTION AND/OR SHARE WOULD QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND ITS AFFILIATES SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN OPTION AND/OR SHARE DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE OR SHOULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE OPTIONEE. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITIES, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE OPTIONS AND/OR SHARES DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE OPTIONEE.

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